UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 232-1010

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

Lincolnway Energy, LLC entered into an Offer To Buy Real Estate And Acceptance on November 6, 2008 to purchase a strip of land which is adjacent to Lincolnway Energy's existing real estate and the Union Pacific railroad, near Nevada, Iowa (the "Real Estate"). The purchase of the Real Estate will be effected by Lincolnway Energy acquiring another parcel of real estate in Story County, Iowa, and then conveying that parcel in trade for the Real Estate. Lincolnway Energy will pay $553,000 for the trade real estate. The closing of the transaction is scheduled for December 17, 2008.

Lincolnway Energy is acquiring the Real Estate for potential future use in the construction of railroad spur tracks, but Lincolnway Energy has not made final determination as to whether Lincolnway Energy will pursue the construction of additional railroad spur tracks.

Lincolnway Energy has entered into a Memorandum of Understanding with the Union Pacific Railroad Company and is currently working with a consultant to determine the cost and feasibility of constructing additional railroad spur tracks to the west of Lincolnway Energy’s ethanol plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: November 11, 2008	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer